Exhibit 16

Securities and Exchange Commission
450 5th Street
Washington, DC 20549

We have read and agree with the comments in Item 4.01 of Form 8-K of Petro Resources Corporation dated October 13, 2006.

/s/ Farber, Hass, Hurley & McEwen, LLP
  formerly Hurley & Company

Granada Hills, California
October 16, 2006